IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


------------------------------------
In re                                       )        Chapter 11
                                            )
WORLDCORP, INC. and                         )        Case Nos. 99-298 (MFW)
WORLDCORP ACQUISITION CORP.,                )        and 99-2582
                                            )        (Jointly Administered)
                           Debtors.         )
------------------------------------        )

             FIRST AMENDED JOINT LIQUIDATING PLAN OF REORGANIZATION
               OF WORLDCORP, INC. AND WORLDCORP ACQUISITION CORP.

                           WILMER, CUTLER & PICKERING
                                2445 M Street, NW
                            Washington, DC 20037-1420
                              Attn: Duane D. Morse
                                  H. Colby Lane

                                     - and -

                       YOUNG CONAWAY STARGATT & TAYLOR LLP
                            1100 North Market Street
                                   11th Floor
                              Wilmington, DE 19801
                           Attn: James L. Patton, Jr.
                               Brendan L. Shannon

                        Attorneys for WorldCorp, Inc. and
                           WorldCorp Acquisition Corp.


Dated as of:      March 14, 2000
                  Wilmington, Delaware


                                TABLE OF CONTENTS
                                                                                                               Page

INTRODUCTION    1

ARTICLE I       DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME...............................1
                1.1    Scope of Definitions.................................................................1
                1.2    Definitions..........................................................................2
                1.3    Rules of Interpretation.............................................................12
                1.4    Computation of Time.................................................................12
                1.5    Exhibits and Transaction Documents..................................................12

ARTICLE II      SUBSTANTIVE CONSOLIDATION..................................................................12

                2.1    Substantive Consolidation of Cases for Purposes of Distributions....................12

ARTICLE III     ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS............................................13

                3.1    Administrative Claims...............................................................13
                3.2    Priority Tax Claims.................................................................13

ARTICLE IV      CLASSIFICATION OF CLAIMS AND INTERESTS.....................................................14

                4.1    Class 1.............................................................................14
                4.2    Class 2.............................................................................14
                4.3    Class 3.............................................................................14
                4.4    Class 4.............................................................................14
                4.5    Class 5.............................................................................14
                4.6    Class 6.............................................................................14

ARTICLE V       IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN....14

                5.1    Unimpaired Classes of Claims and Interests..........................................14
                      5.2    Impaired Classes of Claims and Interests............................................14

ARTICLE VI      PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS...........................................15

                6.1    Class 1 (Other Priority Claims).....................................................15
                6.2    Class 2 (Administrative Convenience Claims).........................................15
                6.3    Class 3 (Senior Notes Claims).......................................................15
                6.4    Class 4 (Debentures Claims).........................................................15
                6.5    Class 5 (General Unsecured Claims)..................................................15
                6.6    Class 6 (Interests).................................................................16

ARTICLE VII     ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF REJECTION BY ONE OR MORE IMPAIRED
                CLASSES OF CLAIMS OR INTERESTS.............................................................16

                7.1    Impaired Classes of Claims and Interests Entitled to Vote...........................16
                7.2    Acceptance by an Impaired Class.....................................................16
                7.3    Presumed Acceptances by Unimpaired Classes..........................................16
                7.4    Classes Deemed to Reject Plan.......................................................16
                7.5    Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code.....................16
                7.6    Confirmability and Severability of the Plan.........................................16

ARTICLE VIII    MEANS FOR IMPLEMENTATION OF THE PLAN.......................................................17

                8.1    Allocation of Assets................................................................17
                8.2    Initial Distribution of Assets......................................................17
                8.3    Distribution Procedures.............................................................18
                8.4    The Liquidating Entity; Duties of the Liquidating Agent.............................21
                8.5    Establishment and Operation of WorldCorp LLC........................................26
                8.6    Wind-Up and Dissolution of WorldCorp and Acquisition................................27
                8.7    Operation of the Disputed Claims Reserve............................................28
                8.8    The Administrative Claims Reserve...................................................29
                8.9    The Unclaimed Distributions Reserve.................................................29
                8.10   Miscellaneous Implementation Provisions.............................................30
                8.11   Tax Reporting.......................................................................31

ARTICLE IX      EXECUTORY CONTRACTS........................................................................32

                9.1    Rejection of All Contracts..........................................................33
                9.2    Effect of Rejection.................................................................33

ARTICLE X       ALLOWANCE AND PAYMENT OFCERTAIN ADMINISTRATIVE CLAIMS......................................33

                10.1   Professional Claims.................................................................33
                10.2   Other Administrative Fees...........................................................33

ARTICLE XI      EFFECT OF THE PLAN ON CLAIMS AND INTERESTS.................................................34

                11.1   Compromises and Settlements.........................................................34
                11.2   Release of Claims Against Officers, Directors, Etc..................................34
                11.3   Setoffs.............................................................................35
                11.4   Satisfaction of Subordination Rights................................................35
                11.5   Exculpation and Limitation of Liability.............................................35
                11.6   Indemnification Obligation..........................................................36
                11.7   Modification of Releases............................................................36


ARTICLE XII     CONDITIONS PRECEDENT.......................................................................36

                12.1   Conditions to Consummation..........................................................37
                12.2   Waiver of Conditions to Consummation................................................37

ARTICLE XIII    RETENTION OF JURISDICTION..................................................................38


ARTICLE XIV     MISCELLANEOUS PROVISIONS...................................................................40

                14.1   Binding Effect......................................................................40
                14.2   Modification and Amendments.........................................................40
                14.3   Withholding and Reporting Requirements..............................................40
                14.4   Committee...........................................................................40
                14.5   Revocation, Withdrawal or Non-Consummation..........................................40
                14.6   Notices.............................................................................41
                14.7   Term of Injunctions or Stays........................................................42
                14.8   Governing Law.......................................................................42

                                  INTRODUCTION

                  WorldCorp,  Inc. ("WorldCorp") and WorldCorp Acquisition Corp.
("Acquisition" and, together with WorldCorp) as debtors and debtors-in-possession in the above-captioned Chapter 11 reorganization cases ("Debtors"), hereby propose the following joint liquidating plan of reorganization for the resolution of the Debtors' outstanding creditor claims and equity interests (the "Plan"). Reference is made to the Disclosure Statement (as defined below) for results of operations, risk factors, and a summary and analysis of the Plan and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code (as defined below).

                  The Plan provides for all of the property of the Debtors to be liquidated or distributed over time to the holders of allowed claims. Holders of interests in WorldCorp will receive no distribution under the Plan. An initial distribution is to occur on the effective date of the Plan. Assets not distributed on the effective date are to be held by a liquidating entity administered by managers who will, among other things, liquidate assets, resolve disputed claims, pursue any reserved causes of action, wind up the affairs of the Debtors, and make subsequent and final distributions. Unless the Debtors function as the liquidating entity, the Debtors will be dissolved immediately after the initial distribution under the Plan.

                  Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from a holder of a claim or interest until such time as the Disclosure Statement has been approved by the Bankruptcy Court (as defined below) and distributed to holders of claims and interests entitled to vote on the Plan. ALL SUCH HOLDERS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

                  Subject  to the  restrictions  on  modifications  set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in Section 14.2 of this Plan, the Debtors expressly reserve the right to alter, amend or modify this Plan, one or more times, before its substantial consummation.

                                    ARTICLE I

                      DEFINITIONS, RULES OF INTERPRETATION,
                             AND COMPUTATION OF TIME

         1.1      Scope of Definitions

                           For  purposes  of  this  Plan,  except  as  expressly
                  provided  or  unless  the  context  otherwise  requires,   all
                  capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. The words "herein," "hereof," "hereunder," and other words of similar import refer to this Plan as a whole, not to any particular section, subsection or clause, unless the context requires otherwise. Whenever it appears appropriate from the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and the neuter.

         1.2      Definitions

                  "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estate and operating the business of the Debtor, including wages, salaries, directors fees, or commissions for services rendered after the commencement of the Chapter 11 Case, Professional Claims, Claims arising under Section 365(g)(2)(A) or Section 503(b)(3) of the Bankruptcy Code, all fees and charges assessed against the Estate under chapter 123 of title 28, United States Code, and all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

                  "Administrative Claims Reserve" means the reserve for payment of Administrative Claims which may become Allowed Claims after the Effective Date, in an amount equal to the sum of all Administrative Claims (including claims for compensation and expenses incurred in making a substantial contribution and estimated fees and expenses of professionals through the Effective Date) not paid in full on the Effective Date.

                  "Administrative Convenience Claim" means a Claim (other than Claims of holders of Debentures) against the Debtors that otherwise would be classified as a Class 5 General Unsecured Claim that is for $500 or less.

                  "Airways" means World Airways, Inc., a Delaware corporation.

                  "Airways Shares" means shares of common stock of Airways.

                  "Allowed Claim" means a Claim or any portion thereof (a) that has been allowed by a Final Order, (b) as to which, on or by the Effective Date, (i) no proof of claim has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim that is Scheduled at zero or as disputed, or (c) for which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code or by any order of the Bankruptcy Court or
                  (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in the Plan.

                  "Allowed .Claim" means an Allowed Claim of the type described.

                  "Available Cash" means all cash and cash equivalents actually received or held by the Liquidating Entity during a given period in excess of amounts required for payment of its operating expenses, including without limitation trade and other accounts payable, professional fees and expenses, salaries and benefits, taxes, and other amounts due or to become due during such period.

                  "Avoidance Claims" means, subject to Article XI, the Debtors' Causes of Action against Persons arising under sections 502, 510, 541, 544, 545, 547 through 551 and 553 of the Bankruptcy Code, or under related state or federal statutes and common law, including fraudulent transfer laws, whether or nor litigation has been commenced to prosecute such Causes of Action.

                  "Ballot" means each of the ballot forms that are distributed with the Disclosure Statement to holders of Claims in Classes that are Impaired under the Plan and entitled to vote under
                  Article VI hereof in connection with the solicitation of acceptances of the Plan.

                  "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330.

                  "Bankruptcy Court" means the Bankruptcy Court of the United States District Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Cases.

                  "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

                  "Bar Date" means the deadline for filing all proofs of claims established by the Bankruptcy Court, except Claims of governmental units for which proofs of claim are filed, in accordance with section 502(b)(9) of the Bankruptcy Code.

                  "Business Day" means any day, excluding Saturdays, Sundays and legal holidays, on which commercial banks are open for business in New York City.

                  "Cash" means legal tender of the United States.

                  "Causes of Action" means any and all actions, causes of action, suits, accounts, controversies agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

                  "Chapter 11 Case" means, with respect to each Debtor, the Chapter 11 Case of such Debtor, pending in the Bankruptcy Court; and "Chapter 11 Cases" means the Chapter 11 Cases of both Debtors.

                  "Claim" means a claim against the Debtor, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

                  "Claims  Objection  Deadline"  means,  except as  provided  in
                  Section 9.2, the Confirmation Date, unless extended by the Bankruptcy Court for cause shown.

                  "Class" means a category of holders of Claims or holders of Interests described in Article IV of the Plan.

                  "Class 3/4 Effective Date Assets" means all Effective Date Remaining Assets other than the Class 5 Effective Date Assets.

                  "Class 5 Effective Date Assets" means (i) the amount of Cash that is equal to the product of the total amount of Cash included in the Effective Date Remaining Assets multiplied by the Class 5 Percentage; (ii) the number of InteliData Shares that is equal to the product of the total number of InteliData Shares included in the Effective Date Remaining Assets multiplied by the Class 5 Percentage; and (iii) the number of Airways Shares that is equal to the product of the total number of Airways Shares included in the Effective Date Remaining Assets multiplied by the Class 5 Percentage.

                  "Class 5 Percentage" means the percentage that is equal to the ratio of the aggregate Face Amount of Claims in Class 5 to the aggregate Face Amount of all Claims in Classes 3, 4 and 5.

                  "Closing Price" means, with respect to the Airways Shares or the InteliData Shares, (i) the day's last trade price as reported by NASDAQ or (ii) if no trades occurred on such day, the average of the last "bid" and "ask" price reported by NASDAQ for such day.

                  "Confirmation Date" means the date of entry of the Confirmation Order.

                  "Confirmation Order" means the order, in form and substance reasonably satisfactory to the Debtors and the Committee entered by the Bankruptcy Court, confirming the Plan.

                  "Committee"   means  the   Official   Committee  of  Unsecured
                  Creditors   appointed  pursuant  to  section  1102(a)  of  the
                  Bankruptcy Code in WorldCorp's Chapter 11 Case.

                  "Cure" means the distribution within a reasonable period of time following the Effective Date of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

                  "Debenture Indenture" means that certain Indenture dated as of May 15, 1992, as amended, supplemented or otherwise modified prior to the Petition Date, by and between WorldCorp and The First National Bank of Boston, as indenture trustee, for which State Street Bank and Trust company now serves as successor indenture trustee.

                  "Debenture Trustee" means State Street Bank and Trust Company as successor trustee to the First National Bank of Boston under the Debenture Indenture, or its successor in interest.

                  "Debenture Trustee Fees" means all unpaid fees, expenses and other amounts payable to the Debenture Trustee under the terms of the Debenture Indenture through the Effective Date.

                  "Debentures" means, collectively, the 7% Convertible Subordinated Debentures due 2004 in the principal amount of approximately $65 million issued pursuant to the Debenture Indenture.

                  "Disallowed Claim" means a Claim, or any portion thereof, that
                  (a) has been disallowed by a Final Order, or (b) has not been scheduled by the Debtor or is Scheduled at zero or as contingent, disputed or unliquidated and as to which a proof of claim Bar Date has been established and has passed but no proof of claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

                  "Disclosure Statement" means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

                  "Disputed Claim" means a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, and includes, without limitation, Claims that (a) (i) have not been Scheduled by the Debtor or have been Scheduled at zero, as unknown or as contingent, unliquidated or disputed and are the subject of a timely filed proof of claim, or (ii) are the subject of an objection in the Bankruptcy Court by the Debtor,
                  (b) the allowance or disallowance of which is not yet the subject of a Final Order, and (c) contained claims arising from disputes over the terms of the inter-creditor agreement.

                  "Disputed Claims Reserve" means the reserve, if any, established on the Effective Date by the Liquidating Agent to provide for the payment of Disputed Claims that are Allowed after the Effective Date.

                  "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be April 21, 2000.

                  "Effective   Date"  means  the   Business  Day  on  which  all
                  conditions  to the  consummation  of the  Plan  set  forth  in
                  Section 12.1 hereof have been satisfied or waived as provided in Section 12.2 hereof and is the day upon which this Plan is substantially consummated.

                  "Effective Date Remaining Assets" means all of the assets of the Debtors other than (i) amounts to be paid on the Effective Date to holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Class 1 Other Priority Claims, and Allowed Class 2 Administrative Convenience Claims, and
                  (ii) the Reserved Assets.

                  "Estate" mean the bankruptcy estate of each of the Debtors pursuant to section 541 of the Bankruptcy Code.

                  "Exhibit" means an exhibit annexed either to this Plan or as an appendix to the Disclosure Statement.

                  "Existing  Securities"  means,  collectively,   the  WorldCorp
                  Common Stock, the Senior Notes, and the Debentures.

                  "Face Amount" means, (a) with respect to Senior Notes Claims, the amount owed by WorldCorp under the Senior Notes Indenture as of the WorldCorp Petition Date; (b) with respect to the Debenture Claims, the amount owed by WorldCorp under the Debenture Indenture as of the WorldCorp Petition Date; (c) with respect to a Disputed or Disallowed Claim, the full stated amount claimed by the holder of such Claim in any proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law; and (d) with respect to an Allowed Claim other than a Senior Notes Claim or Debenture Claim, the allowed amount of such Claim.

                  "File" or "Filed" means filed with the Bankruptcy Court in the Chapter 11 Cases.

                  "Final Distribution" means the distribution of the Final Distribution Assets on the Termination Date.

                  "Final   Distribution   Assets"   means  all   assets  of  the
                  Liquidating Entity other than the Wind-Up Reserve.

                  "Final Order" means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

                  "Fiscal Year" means, with respect to the Debtor, the fiscal year ending on December 31 of each year, or such other fiscal year as the Debtor may designate.

                  "General Unsecured Claim" means a Claim that is not a Secured Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Administrative Convenience Claim, Subordinated Securities Claim or a Claim based upon the Senior Notes or the Debentures.

                  "Impaired" refers to any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

                  "Indemnification Rights" means any obligations or rights of the Debtor to indemnify or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to the Debtor's certificate of incorporation, bylaws or policy of providing employee indemnification, or applicable state law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee's service with, for or on behalf of the Debtor.

                  "Indemnitee" means all present and former directors, officers, employees, agents, advisors or representatives of the Debtor who are entitled to assert Indemnification Rights.

                  "Initial Distribution" means the initial distribution of assets to the holders of Allowed Claims on the Effective Date pursuant to Section 8.2.

                  "InteliData" means InteliData Technologies Corporation, a Delaware corporation.

                  "InteliData Shares" means shares of common stock, par value $.001 per share, of InteliData.

                  "Interest" means the rights of any current or former holder or owner of any shares of common stock or any other equity securities of WorldCorp authorized and issued prior to the Confirmation Date.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

                  "Liquidating Agent"  means W. Joseph Dryer.

                  "Liquidating Committee" means three individuals, one of whom shall be designated by RRF and two of whom shall be chosen by the members of the Committee other than RRF and the Senior Notes Trustee.

                  "Liquidating Entity" means the entity responsible under the Plan for holding, administering, liquidating and distributing the assets of the Debtors that are not Distributed to creditors on the Effective Date. The Liquidating Entity shall be the Debtors unless otherwise agreed between the Debtors and the Committee prior to the Effective Date.

                  "Liquidation Reserve" means a Cash reserve established by the Liquidating Agent, in an amount to be specified in a budget attached to the Confirmation Order, which shall be used for payment of expenses of the Liquidating Agent and the Liquidating Entity in performing their functions under Article VIII of the Plan, including, but not limited to, expenses of liquidating any assets held by the Liquidating Entity, litigating any Pending Debtor Claims, preparing tax returns, filing monthly operating reports in the Bankruptcy Cases (if required), paying quarterly U.S. Trustee's fees (if required), paying fees and expenses of professionals and agents retained by the Liquidating Agent, paying other expenses incurred in the administration of the Liquidating Entity, dissolving the Debtors and, if applicable, WorldCorp LLC, making a final distribution to creditors, and funding the Wind-Up Reserve, if any.

                  "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

                  "Other Priority Claim" means a Claim, if any, entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

                  "Pending Debtor Claims" means all Causes of Action and Avoidance Claims that the Debtors have asserted against any Person prior to the Effective Date in any adversary proceeding, contested matter or other litigation and which, as of the Effective Date, have not been waived, settled, released or denied by Final Order of the court having jurisdiction over the proceeding in which such Cause of Action or Avoidance Claim was asserted.

                  "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other entity.

                  "Petition Date" means, with respect to each Debtor, the date on which such Debtor filed its petition commencing its Chapter 11 Case.

                  "Plan" means this joint liquidating plan of reorganization which is proposed by the Debtors for the resolution of outstanding Claims and Interests in these Chapter 11 cases, as such Plan may be amended from time to time in accordance with the Bankruptcy Code and Section 13.2 herein.

                  "Post Petition Indemnification Rights" has the meaning given to such term in Section 11.6.

                  "Priority Tax Claim" means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

                  "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class, unless the Plan provides otherwise.

                  "Professional" means a consultant, accountant, attorney or other professional service provider retained by the Debtors pursuant to Sections 327 and 1103 of the Bankruptcy Code or otherwise.

                  "Professional Claim" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

                  "Reserved Assets" means (i) the Administrative Claims Reserve;
                  (ii) the Liquidation Reserve; (iii) the Cash, Airways Shares and any other assets deposited in the Disputed Claims Reserve on the Effective Date; (iv) all Pending Debtor Claims, if any;
                  (v) any tax-sharing receivable from The Atlas Companies, Inc.; and (vi) any other assets of the Debtors that are neither abandoned nor distributed on the Effective Date.

                  "RRF" means Rothschild Recovery Fund L.P., a Delaware limited partnership.

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "Secured Claim" means a Claim secured by a security interest in or lien upon property of the Estate to the extent of the value, as of the Effective Date or such later date as is established by the Bankruptcy Court, of such security interest or lien as determined by a Final Order of the Bankruptcy Court pursuant to section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtor and the holder of such Claim.

                  "Senior Notes" means, collectively, the Senior Notes due September 30, 2000 in the principal amount of $5 million issued pursuant to the Senior Notes Indenture.

                  "Senior Notes Claims" means all Claims arising under the terms of the Senior Notes Indenture, including Claims for payment of principal, pre- and post-petition interest, and Senior Notes Trustee Fees, whether arising before, on or after the Petition Date.

                  "Senior Notes Indenture" means that certain Indenture dated as of September 30, 1996, as amended, supplemented or otherwise modified prior to the Petition Date, by and between WorldCorp and the Senior Notes Trustee.

                  "Senior Note Claim Recovery Amount" means, with respect to a holder of Senior Notes, an amount equal to the sum of the aggregate principal amount of Senior Notes held by such holder, plus unpaid interest thereon at the rate of ten percent (10%) per annum through February 11, 1999, plus interest on such unpaid pre-petition interest at the rate of ten percent (10%) per annum, plus interest on the aggregate principal amount of Senior Notes held by such holder at the rate of ten percent (10%) per annum from February 12, 1999, through the day immediately preceding the date of the Initial Distribution to holders of Allowed Class 3 Senior Notes Claims.

                  "Senior Notes Trustee" means Norwest Bank Minnesota, National Association, or its successor, in its capacity as trustee under the terms of the Senior Notes Indenture.

                  "Senior Notes Trustee Fees" means all unpaid fees, expenses and other amounts payable to the Senior Notes Trustee under the terms of the Senior Notes Indenture through the Effective Date.

                  "Subordinated Securities Claim" means a Claim subject to subordination under section 510(b) of the, Bankruptcy Code that arises from rescission of, or for damages, reimbursement or contribution with respect to, a purchase or sale of WorldCorp Common Stock or other equity securities of WorldCorp prior to the Petition Date.

                  "Termination  Date" means the date upon which the  Liquidating
                  Agent  makes  the  Final  Distribution  from  the  Liquidating
                  Entity.

                  "Transaction Documents Filing Date" means the date that the Transaction Documents shall be filed with the Court, which date shall be at least five Business Days prior to the date set by the Bankruptcy Court as the initial date to consider confirmation of the Plan.

                  "Transaction Documents" means any material definitive agreements to be entered into on the Effective Date in connection with the consummation of the transactions contemplated by the Plan and Disclosure Statement

                  "Treasury Regulations" means all final, temporary and proposed regulations promulgated under the Internal Revenue Code of 1986, as amended.

                  "Unclaimed Distributions" means distributions to holders of Allowed Class 3 Senior Notes Claims, Allowed Class 4 Debentures Claims, and Allowed Class 5 General Unsecured Claims that are returned as undeliverable.

                  "Unclaimed Distributions Reserve" means the reserve created with the distributions with respect to Allowed Class 5 General Unsecured Claims that are returned as undeliverable which may be claimed after the Effective Date, but are not distributed with respect to Disputed Claims as of the Effective Date.

                  "Unimpaired" refers to any Claim or Interest which is not Impaired.

                  "Value" means, as of any measurement date, (i) with respect to Cash, the face amount of such Cash, (ii) with respect to Airways Shares or InteliData Shares, the weighted average of the Closing Prices of such shares for the 10-day period ending on the Business Day immediately preceding the Confirmation Date, (iii) with respect to office equipment and supplies, the greater of the highest cash bid price or the average of the prices quoted in writing by three independent parties (which may be dealers in such assets) with expertise in valuing equipment or supplies of that type, and (iv) with respect to any other assets, the fair market value of such assets as determined by an independent professional experienced in valuing such assets, or by the Bankruptcy Court.

                  "Wind-Up Reserve" means a Cash reserve to be established by the Liquidating Agent at the time of making a final distribution to creditors for purposes of paying the expenses of such final distribution and winding up the affairs of the Liquidating Entity after such final distribution, including the projected costs of dissolving the Liquidating Entity, preparing final tax returns, filing reports or other documents in the Chapter 11 Cases or under applicable nonbankruptcy law, and storing or disposing of records and any other property of the Liquidating Entity.

                  "WorldCorp Common Stock" means shares of WorldCorp common stock and all options, warrants or rights, contractual or otherwise, if any, to acquire any such common stock.

                  "WorldCorp LLC" means a limited liability company established under Delaware law to be the Liquidating Entity if so required by the Plan.

                  "WorldCorp  LLC  Operating   Agreement"  means  the  agreement
                  establishing WorldCorp LLC if so required by the Plan.

         1.3      Rules of Interpretation

                  For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan,
                  (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

         1.4      Computation of Time

                  In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

         1.5 Exhibits and Transaction Documents. All Exhibits and Transaction Documents are incorporated into and are a part of the Plan as if set forth in full herein. All Transaction
                  Documents shall be Filed with the Bankruptcy Court on or before the Transaction Documents Filing Date. After the
                  Transaction Documents Filing Date, copies of the Transaction Documents can be obtained upon written request to Delaware Legal Copy, 824 North Market Street, Suite 527, Wilmington, DE 19801, telephone (302) 426-1570, fax (302) 426-1586.

                                   ARTICLE II

                            SUBSTANTIVE CONSOLIDATION

         2.1 Substantive Consolidation of Cases for Purposes of Distributions. The Plan is predicated upon, and it is a condition precedent to confirmation of the Plan that the Court provides in the Confirmation Order for, substantive consolidation of the Chapter 11 Cases of the Debtors into a single Chapter 11 case for purposes of this Plan and the distributions hereunder. Pursuant to such final order, (i) all assets and liabilities of the Debtors will be merged, (ii) any obligations executed by either Debtor will be deemed to be one obligation of the Debtors, (iii) any claims filed or to be filed in connection with any such obligation will be deemed one claim against the Debtors, (iv) each Claim filed in the Chapter 11 case of either Debtor will be deemed filed against the Debtors in the consolidated Chapter 11 case, in accordance with the substantive consolidation of the assets and liabilities of the Debtors and, and (v) all transfers, disbursements and distributions made by either Debtor will be deemed to be made by both of the Debtors. Holders of Allowed Claims in each Class shall be entitled to their Pro Rata share of assets available for distribution to such Class without regard to which Debtor was originally liable for such Claim.


                                   ARTICLE III

                             ADMINISTRATIVE EXPENSES
                             AND PRIORITY TAX CLAIMS

         3.1      Administrative  Claims.  On the  Effective  Date,  or as  soon thereafter as practicable, each holder of an Allowed Administrative Claim shall be entitled to receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of such Allowed Administrative Claim, or
                  (b) such other treatment as to which the Debtors and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall, at the option of the Debtors, be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto. Each Administrative Claim that becomes an Allowed Administrative Claim after the Effective Date shall be paid in Cash by the Liquidating Agent from the Administrative Claims Reserve and, to the extent the Administrative Claims Reserve is inadequate for such purpose, from other Cash of the Liquidating Entity within five (5) Business Days after such claim becomes an Allowed Administrative Claim.

         3.2 Priority Tax Claims. With respect to each Allowed Priority Tax Claim, at the sole option of the Debtors, the holder of an Allowed Priority Tax Claim shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (a) equal Cash payments made on the last Business Day of every three-month period following the Effective Date, over a period not exceeding six years after the date of assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasury Bills on the Effective Date, (b) such other treatment agreed to by the holder of such Allowed Priority Tax Claim and the Debtors or the Liquidating Agent, provided such treatment is on more favorable terms to the Debtors or the Liquidating Agent, as the case may be, than the treatment set forth in clause (a) hereof, or (c) payment in full in Cash on the later of the Effective Date or within five (5) Business Days after such Claim becomes an Allowed Claim.


                                   ARTICLE IV

                     CLASSIFICATION OF CLAIMS AND INTERESTS

                  Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Debtors. A Claim or Interest is also placed in a particular Class for the purposes of voting on the Plan and of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified and their treatment is set forth in Article II above.

         4.1      Class 1.  Class 1 consists of all Other Priority Claims.

         4.2      Class 2. Class 2 consists of all Administrative Convenience
                  Claims.

         4.3      Class 3.  Class 3 consists of all Senior Notes Claims.

         4.4      Class 4.  Class 4 consists of all Debentures Claims.

         4.5      Class 5.  Class 5 consists of all General Unsecured Claims.

         4.6 Class 6. Class 6 consists of all Interests and Subordinated Securities Claims.


                                    ARTICLE V

                     IDENTIFICATION OF CLASSES OF CLAIMS AND
                 INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN
         5.1 Unimpaired Classes of Claims and Interests. Class 1 (Other Priority Claims) and Class 2 (Administrative Convenience Claims) are not Impaired by the Plan.

         5.2 Impaired Classes of Claims and Interests. Class 3 (Senior Notes Claims), Class 4 (Debentures Claims), Class 5 (General Unsecured Claims), and Class 6 (Interests) are Impaired Classes under the Plan.


                                   ARTICLE VI

                            PROVISIONS FOR TREATMENT
                             OF CLAIMS AND INTERESTS

          6.1 Class 1 (Other Priority Claims). On the Effective Date, each holder of an Allowed Class 1 Other Priority Claim, if any, shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 1 Other Priority Claim,
               (a) Cash equal to the amount of such Allowed Class 1 Other Priority Claim, or (b) such other treatment as to which the Debtor and such holder shall have agreed upon in writing.

          6.2 Class 2 (Administrative Convenience Claims). On the Effective Date, each holder of an Allowed Class 2 Administrative Convenience Claim, if any, shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Class 2 Administrative Convenience Claim, Cash equal to the amount of such Allowed Claim.

          6.3 Class 3 (Senior Notes Claims). On the Effective Date, the Senior Notes Trustee Fees shall be paid in Cash, and each other holder of an Allowed Class 3 Senior Notes Claim shall receive Cash in an aggregate amount equal to such holder's Senior Note Claim Recovery Amount. All distributions to holders of Class 3 Senior Notes Claims shall be made from the Class 3/4 Effective Date Assets.

          6.4 Class 4 (Debentures Claims). On the Effective Date, the Debenture Trustee Fees shall be paid in Cash from the Class 3/4 Effective Date Assets. Each holder of an Allowed Class 4 Debenture Claim other than the Debenture Trustee shall receive, (a) on the Effective Date, (i) a Pro Rata distribution of the remaining Cash included in the Class 3/4 Effective Date Assets; and (ii) if such holder is offered the opportunity to receive a distribution of Airways Shares and such holder so elects, a Pro Rata distribution of the Airways Shares included in the Class 3/4 Effective Date Assets; and (b) on the Termination Date, the distributions provided in Section 8.4 of the Plan. Any Airways Shares included in the Class 3/4 Effective Date Assets that are not distributed to holders of Allowed Class 4 Debenture Claims on the Effective Date will be held by the Liquidating Entity for sale or other disposition for the benefit of holders of Allowed Class 4 Debentures Claims as their interests may appear.

          6.5 Class 5 (General Unsecured Claims). Each holder of an Allowed Class 5 General Unsecured Claim shall receive, (a) on the Effective Date, (i) a Pro Rata distribution of the Cash included in the Class 5 Effective Date Assets; and (ii) if such holder is offered the opportunity to receive a distribution of Airways Shares and such holder so elects, a Pro Rata distribution of the Airways Shares included in the Class 5 Effective Date Assets; and
               (b)  on the  Termination  Date,  the  distributions  provided  in
               Section 8.4 of the Plan. Any Airways Shares included in the Class 5 Effective Date Assets that are not distributed to holders of Allowed Class 5 General Unsecured Claims on the Effective Date, and any Airways Shares that are included in the Class 5 Effective Date Assets, will be held by the Liquidating Entity for sale or other disposition for the benefit of holders of Allowed Class 5 General Unsecured Claims as their interests may appear.

          6.6 Class 6 (Interests) Holders of Interests and Subordinated Securities in Class 6 shall receive no distribution under the Plan. On the first Business Day after the Effective Date, all outstanding shares of WorldCorp Common Stock and all other interests in the Debtors shall be cancelled without further action of any party. The Debtors shall be dissolved at the time and in the manner described in Section 8.6.

                                   ARTICLE VII

                      ACCEPTANCE OR REJECTION OF THE PLAN;
                       EFFECT OF REJECTION BY ONE OR MORE
                     IMPAIRED CLASSES OF CLAIMS OR INTERESTS

          7.1 Impaired Classes of Claims and Interests Entitled to Vote. Subject to Section 7.6 of the Plan, the holders of Claims or Interests in each Impaired Class of Claims or Interests are entitled to vote as a class to accept or reject the Plan.

          7.2 Acceptance by an Impaired Class. In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

          7.3 Presumed Acceptances by Unimpaired Classes. Claims in Class 1 (Other Priority Claims) and Class 2 (Administrative Convenience Claims) are Unimpaired by the Plan. Under section 1126(f) of the Bankruptcy Code, the holders of such Claims and Interests are conclusively presumed to accept the Plan and the votes of such holders will not be solicited.

          7.4 Classes Deemed to Reject Plan. Holders of Interests in Class 6 will not receive or retain any property under the Plan. Holders of Interests in Class 6 will be deemed to reject the Plan in accordance with section 1126(g) of the Bankruptcy Code and their votes will not be solicited.

          7.5 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. As holders of Interests in Class 6 will be deemed to reject the Plan, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

          7.6 Confirmability and Severability of the Plan. The confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied with respect to the Debtors. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan. A determination by the Bankruptcy Court that the Plan as it applies to the Debtors is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect the Debtors' ability to modify the Plan to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code.

                                  ARTICLE VIII

                      MEANS FOR IMPLEMENTATION OF THE PLAN

                  The Plan is to be implemented in a manner consistent with the provisions of section 1123 of the Bankruptcy Code. The Plan contemplates that the following will occur.

          8.1 Allocation of Assets. On the Effective Date, prior to making any distribution, the Liquidating Agent shall allocate the assets of the Debtors as follows:

                  (a) Cash shall be allocated: first to the Allowed Administrative Claims; second, to the Administrative Claims Reserve; third, to the Liquidation Reserve; fourth, to the Allowed Priority Tax Claims; fifth, to the Allowed Class 1 Other Priority Claims; sixth, to the Allowed Class 2 Administrative Convenience Claims; and seventh, on a pari passu basis, to the Class 5 Effective Date Distributable Assets in accordance with the Class 5 Percentage and to the Class 3/4 Effective Date Distributable Assets to the extent of the remaining Cash; and

                  (b) Airways Shares, if any, shall be allocated, on a pari passu basis, to the Class 5 Effective Date Assets in accordance with the Class 5 Percentage and to the Class 3/4 Effective Date Assets to the extent of the remaining Airways Shares.

          8.2 Initial Distribution of Assets. Subject to Section 12.2, on the Effective Date, the Liquidating Agent will:

                    (a) pay (i) the Allowed Administrative Claims, (ii) subject to Section 3.2, the Allowed Priority Tax Claims, (iii) the Allowed Class 1 Other Priority Claims, and (iv) the Allowed Class 2 Administrative Convenience Claims in Cash;

                    (b) deposit in the Administrative Claims Reserve Cash in an amount equal to the sum of all Administrative Claims (including claims for compensation and expenses incurred in making a substantial contribution and estimated fees and expenses of professionals through the Effective Date) not paid in full on the Effective Date;

                    (c) deposit in the Liquidation Reserve Cash in an amount specified in the budget attached to the Confirmation Order;

                    (d) (i) distribute the Class 5 Effective Date Assets consisting of Cash to the holders of Allowed Class 5 General Unsecured Claims; (ii) if holders of Allowed Class 5 General Unsecured Claims have been offered the opportunity to receive a distribution of Airways Shares, distribute to each holder that so elects a Pro Rata portion of the Airways Shares included in the Class 5 Effective Date Assets; and (iii) deliver any Airways Shares included in the Class 5 Effective Date Assets that are not distributed to holders of Allowed Class 5 General Unsecured Claims on the Effective Date to the Liquidating Entity to be held by the Liquidating Entity for sale or other disposition for the benefit of holders of Allowed Class 5 General Unsecured Claims as their interests may appear;

                    (e) distribute to the Senior Notes Trustee, from the Class 3/4 Effective Date Assets, (i) Cash in an amount equal to the Senior Notes Trustee Fees and, (ii) for the account of the holders of Allowed Class 3 Senior Notes Claims, Cash equal to each holder's Senior Note Claim Recovery Amount;

                    (f) distribute to the Debenture Trustee, from the Class 3/4 Effective Date Assets, Cash in an amount equal to the Debenture Trustee Fees; and

                    (g) from the Class 3/4 Effective Date Assets that remain after the distributions with respect to the Senior Notes Trustee Fees, the Debenture Trustee Fees and the Class 3 Senior Notes Claims, (i) distribute to the Debenture Trustee for the account of the holders of Allowed Class 4 Debenture Claims, the remaining Cash included in the Class 3/4 Effective Date Assets; (ii) if holders of Allowed Class 3/4 Debenture Claims have been offered the opportunity to receive a distribution of Airways Shares, distribute to each holder that so elects a Pro Rata portion of the Airways Shares included in the Class 3/4 Effective Date Assets; and
                         (iii) deliver any Airways Shares included in the Class 3/4 Effective Date Assets that are not distributed to holders of Allowed Class 4 Debenture Claims on the Effective Date to the Liquidating Entity to be held by the Liquidating Entity for sale or other disposition for the benefit of Allowed Class 4 Debenture Claims as their interests may appear.

          8.3  Distribution Procedures.

                    (a) Time of Distributions. The Initial Distribution to holders of Allowed Claims entitled to receive a distribution under the Plan shall be made on the Effective Date. Notwithstanding the foregoing, if the Effective Date does not occur within 10 days after the Confirmation Order is entered, then, subject to Bankruptcy Court approval in the Confirmation Order, and provided the Confirmation Order is then in effect and has not been stayed, on the first business day after the tenth day after the Confirmation Order is entered, the Liquidating Agent shall make the Initial Distribution to holders of Allowed Class 3 Senior Notes Claims. If the Bankruptcy Court declines to approve a distribution to holders of Class 3 Senior Notes Claims before the Effective Date, the Initial Distribution to holders of Allowed Class 3 Senior Notes Claims will occur on the Effective Date or as promptly thereafter as possible.

                    (b)  Interest  on  Claims.  Unless  otherwise   specifically
                         provided for in the Plan, Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim. For federal income tax purposes and to the extent allowable under applicable Treasury Regulations, a distribution will be allocated to the principal amount of an Allowed Claim first and then, to the extent the distribution exceeds the principal amount of the Allowed Claim, to the portions of the Allowed Claim representing accrued but unpaid pre-petition or post-petition interest.

                    (c) Liquidating Agent. Subject to Section 12.2, the Liquidating Agent shall make all distributions required to be made under this Plan on the Effective Date. Distributions of assets to holders of Allowed Class 3 Senior Notes Claims shall be deposited with the Senior Notes Trustee, or to the extent directed in writing by the Senior Note Trustee, distributed directly to the beneficial holders of the Senior Notes. Distributions of assets to holders of Allowed Class 4 Debentures Claims shall be deposited with the Debenture Trustee. Distributions of assets to holders of Allowed Class 5 General Unsecured Claims shall be made directly to such holders. Any Airways Shares that are not distributed to holders of Allowed Class 4 Debenture Claims or Allowed Class 5 General Unsecured Claims shall be held by the Liquidating Entity for sale or other disposition for the benefit of such holders. The Senior Notes Trustee and the Debenture Trustee shall deliver distributions deposited with them to the holders of such Claims in accordance with the provisions of this Plan; provided, however, that if the Senior Notes Trustee and the Debenture Trustee, respectively, are unable to make such distributions, the Liquidating Agent, with the cooperation of the Senior Notes Trustee and the Debenture Trustee, shall make such distributions.

                    (d) Surrender of Securities or Instruments. On or before the Effective Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Claim on account of a Senior Note or a Debenture (a "Certificate") shall surrender such Certificate to the Senior Notes Trustee or the Debenture Trustee, as the case may be, and such Certificate shall be canceled. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Senior Notes Trustee or the Debenture Trustee, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the Senior Notes Trustee or the Debenture Trustee, as the case may be, by delivery of an affidavit of loss that includes an undertaking to indemnify the Senior Notes Trustee or the Debenture Trustee, as the case may be, against liability with respect to such lost certificate.

                    (e) Services of Indenture Trustees, Agents and Servicers. The fees and expenses, with respect to consummation of the Plan, of indenture trustees, agents and servicers under indentures and other agreements that govern the rights of holders of Claims, shall be paid as provided in Section 8.2(e) and (f) of the Plan. Fees and expenses of the Debenture Trustee accruing after the Effective Date with respect to its role as distribution agent for holders of the Allowed Class 4 Debenture Claims shall be paid in full as an Administrative Claim as and when the same shall become due.

                    (f) Record Date for Distributions to Holders of Senior Notes and Debentures. At the close of business on the Distribution Record Date, the transfer ledgers of the Senior Notes Trustee and the Debenture Trustee shall be closed, and there shall be no further changes in the record holders of the Senior Notes or the Debentures. The Debtors, the Senior Notes Trustee, the Debenture Trustee and the Liquidating Agent shall have no obligation to recognize any transfer of such Senior Notes or Debentures occurring after the Distribution Record Date, and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

                    (g) Delivery of Distributions. Distributions to holders of Allowed Claims shall be made by the Liquidating Agent, Senior Notes Trustee or the Debenture Trustee, as the case may be, (a) at the addresses set forth on the proofs of claim filed by such holders (or at the last known addresses of such holders if no proof of claim is filed or if the Debtor has been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Liquidating Agent after the date of any related proof of claim, (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Liquidating Agent has not received a written notice of a change of address,
                         (d) in the cases of the holders of an Allowed Class 3 Senior Note Claim, at the addresses contained in the official records of the Senior Notes Trustee or directly to the beneficial owners of the Senior Notes if so directed by the Senior Notes Trustee, or (e) in the case of the holder of an Allowed Class 4 Debentures Claim, at the addresses contained in the official records of the Debenture Trustee. Unclaimed Distributions to holders of Allowed Class 3 Senior Notes Claims or holders of Allowed Class 4 Debentures claims shall be retained and administered by the Senior Notes Trustee or the Debentures Trustee, as applicable, in accordance with the terms of the Senior Notes Indenture or the Debenture Indenture, as applicable. Any other Unclaimed Distributions shall be transferred to the Liquidating Entity to be placed in the Unclaimed Distributions Reserve. All claims for Unclaimed Distributions shall be made before the first (1st) anniversary of the Effective Date, or the Termination Date, whichever is sooner. On such date, all Unclaimed Distributions shall revert to the Liquidating Entity and the holders of the Claims entitled to such Unclaimed Distributions shall be forever barred from receiving such Unclaimed Distributions, which shall be distributed as part of the Final Distribution in accordance with Section 8.4.

                    (h) Procedures for Treating and Resolving Disputed and Contingent Claims.

                    (i) No Distributions Pending Allowance. No payments or distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim. All objections to Claims must be filed on or before the Claims Objection Deadline.

                    (ii) Disputed Claims Reserve. All distributions with respect to Disputed Claims shall be deposited in the Disputed Claims Reserve. The Debtor will request estimation for every Disputed Claim that is contingent or unliquidated, and the Liquidating Agent will deposit distributions with respect to such Claims in the Disputed Claims Reserve based upon the estimated amount of each such Claim as set forth in a Final Order.

                    (i) Fractional Securities; De Minimus Distributions. Any other provision of the Plan notwithstanding, payments of fractions of shares constituting distributable assets shall not be made. Whenever any payment of a fraction of a share under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole share (up or down), with half shares being rounded down.

               8.4  The Liquidating Entity; Duties of the Liquidating Agent.

                    (a) Identity and Management of Liquidating Entity. The Debtors shall be the Liquidating Entity unless the Debtors and the Committee agree prior to the Effective Date that WorldCorp LLC should be formed to be the Liquidating Entity. The Liquidating Entity shall be managed by the Liquidating Agent under the supervision of the Liquidating Committee.

                    (b) Assets of the Liquidating Entity. The Liquidating Entity will hold and administer the following assets:
                         (i) the Administrative Claims Reserve; (ii) the Liquidation Reserve; (iii) the Disputed Claims Reserve;
                         (iv) all Pending Debtor Claims, if any; (v) any Airways Shares owned by the Debtors as of the Effective Date that are not distributed to holders of Allowed Class 4 Debentures Claims and holders of Allowed Class 5 General Unsecured Claims pursuant to Section 12.2; (vi) any tax-sharing receivable from The Atlas Companies, Inc.; and (vii) any other assets of the Debtors that are neither abandoned nor distributed on the Effective Date. If WorldCorp LLC is the Liquidating Entity, the Liquidating Agent, on behalf of the Debtors, will transfer and assign the foregoing assets to WorldCorp LLC on the Effective Date. Office equipment and supplies shall be sold by the Liquidating Agent for Cash equal to the Value of such equipment and supplies, and the net proceeds of such sales shall be administered by the Liquidating Entity.

                    (c) Operations of the Liquidating Entity. The Liquidating Entity shall perform its stated purposes in a manner consistent with the nature of the assets to be administered, obligations to be satisfied, claims to be disputed, and causes of action to be pursued. During the term of its existence, the Liquidating Entity will comply with all of its obligations, including, but not limited to, obligations arising by operation of law or pursuant to the terms of the Plan.

                    (d) Powers and Duties of Liquidating Agent. Subject to the consent of the Liquidating Committee, the Liquidating Agent shall have all duties, powers, and standing and authority necessary to implement the Plan and to administer and liquidate the Reserved Assets and any other assets of the Liquidating Entity for the benefit of holders of Allowed Claims. The Liquidating Agent's powers shall include, without limitation, the following:

                           (i) Administration of the Administrative Claims Reserve;

                           (ii)   Administration of the Liquidation Reserve;

                           (iii) Administration of the Unclaimed Distributions Reserve;

                           (iv)   Investing any cash of the Liquidating Entity;

                           (v) Selling or otherwise transferring for value any Airways Shares or other assets that are included in the Reserved Assets;

                           (vi) Filing with the Bankruptcy Court the reports required by the Plan;

                           (vii)  Preparing    and    filing    of   tax   and
                                  informational  returns  for the  Liquidating
                                  Entity;

                           (viii) Retaining   such    Professionals   as   the
                                  Liquidating Agent may in its discretion deem necessary for the operation and management of the Liquidating Entity;

                           (ix) Compromising or settling any Claims against the Debtors;

                           (x) Setting off amounts owed to the Debtors against any and all amounts otherwise due to be distributed to the holder of a Claim under the Plan;

                           (xi) Abandoning any Reserved Assets that cannot be sold or otherwise disposed of for Value and whose distribution to holders of Allowed Claims would not be feasible or cost-effective in the reasonable judgment of the Liquidating Agent;

                           (xii) The Liquidating Agent shall also administer the Disputed Claims Reserve, which shall be maintained as a separate, segregated fund as described in Section 8.7. The Liquidating Agent's services as manager of the Liquidating Entity and administrator of the Disputed Claims Reserve shall be considered as being provided in separate capacities. The Liquidating Entity shall indemnify the Liquidating Agent for its actions as administrator of the Disputed Claims Reserve to the fullest extent allowed by law; and

                           (xiii) The  Liquidating  Agent  shall be deemed the
                                  representative   of  the  estate  under  ss.
                                  1123(b)(3)(B)  of the  Bankruptcy  Code with
                                  all  rights  to  pursue  or  settle,  in the
                                  Liquidating Agent's discretion,  any and all
                                  Pending    Debtor   Claims   held   by   the
                                  Liquidating Entity. Any recoveries therefrom shall be distributed in accordance with the provisions of the Plan.

                           (xiv) The Liquidating Agent may increase or decrease the amount of the Liquidation Reserve as it may in its discretion deem necessary upon thirty (30) days prior written notice to the Debenture Trustee. If excess funds remain in the Liquidation Reserve, such excess funds shall distributed as part of the Final Distribution.

                    (e) Tax Valuation of Assets. As soon as possible after the Effective Date, but in no event later than thirty (30) days thereafter, the Liquidating Agent shall determine, in good faith, the value of the assets (other than
                         Cash) distributed to holders of Allowed Claims and, if applicable, transferred to WorldCorp LLC under the Plan. The value determined by the Liquidating Agent shall be conclusive absent manifest error. All parties (including, without limitation, the Debtors, the Liquidating Agent, the holders of Allowed Claims and the members of WorldCorp LLC) shall use this valuation for all federal income tax purposes. This valuation shall be made available by the Liquidating Agent upon written request of the parties or their assigns.

                    (f) Distributions by the Liquidating Agent. Subject to the consent of the Liquidating Committee, the Liquidating Agent will be empowered to make both periodic distributions and a final distribution.

                    (i) Offer to Distribute Airways Shares. If Airways Shares held by the Liquidating Entity are registered for public distribution on Form S-3 under the Securities Act of 1933, then, within ten (10) days after such registration becomes effective, the Liquidating Agent shall offer, in accordance with applicable securities laws, to each holder of an Allowed Class 4 Debenture Claim and to each holder of an Allowed Class 5 General Unsecured Claim, the opportunity to elect to receive any unsold Airways Shares allocated to such Allowed Claim under this Plan. The Liquidating Agent shall (A) distribute to holders of Allowed Class 4 Debentures Claims or Allowed Class 5 Debentures Claims that elect to receive distributions of Airways Shares, the Airways Shares that are allocated to their Allowed Claims; and
                         (B) hold any remaining Airways Shares for sale or other disposition for the benefit of holders of Allowed Class 4 Debentures Claims or Allowed Class 5 General Unsecured Claims that have not elected to receive distributions of Airways Shares. The beneficial interests of creditors in the Liquidating Entity shall be adjusted as necessary to take account of any such distributions to creditors. Notwithstanding the foregoing, the Liquidating Agent shall not be required to make de minimus distributions of Airways Shares.

                    (ii) Sales or Other  Dispositions of  Undistributed  Airways
                         Shares. The Liquidating Agent shall have the right to sell, or otherwise dispose of, any Airways Shares held by the Liquidating Entity that are not distributed to creditors under the Plan at a price and in a manner that, in the judgment of the Liquidating Agent, will maximize the value of such shares. Upon a sale of Airways Shares, the Liquidating Agent shall distribute all net proceeds of the sale of such shares to the holders of Allowed Class 4 and 5 Claims, as their interests dictate; provided, however, that the Liquidating Agent will not be required to make de minimus distributions.

                    (iii)Tax-Sharing  Receivables,  Avoidance  Actions and Other
                         Causes of Actions. Net proceeds received under the tax-sharing arrangements with The Atlas Companies, Inc. or as a result of Pending Debtor Claims will be distributed on an interim basis, or as a part of the Final Distribution; provided, however, that the Liquidating Agent will not be required to make de minimus distributions.

                    (iv) Final  Distribution.   On  the  Termination  Date,  the
                         Liquidating Agent shall

                                    (A)     establish the Wind-Up Reserve;

                                    (B)     distribute  to  holders  of  Allowed
                                            Class 5 General Unsecured Claims, in
                                            accordance with their interests, the
                                            Final  Distribution  Assets held for
                                            their  account;  provided,  however,
                                            that the Liquidating  Agent will not
                                            be   required  to  make  de  minimus
                                            distributions; and

                                    (C)     distribute to the Debenture  Trustee
                                            for  the   account   of  holders  of
                                            Allowed Class 4 Debenture Claims, in
                                            accordance with their interests, the
                                            Final Distribution  Assets remaining
                                            after the distribution to holders of
                                            Allowed  Class 5  General  Unsecured
                                            Claims.

                    (v) Remaining Funds. If funds remain in the Wind-Up Reserve after the Liquidating Agent has performed all of his responsibilities under the Plan, such excess funds shall be delivered to the Debenture Trustee for supplemental distribution to holders of Allowed Class 4 Debenture Claims; provided, however, that the Debenture Trustee shall not be required to make de minimus distributions. The Debenture Trustee shall be entitled to deduct from any such supplemental distribution its fees and expenses for making such supplemental distribution.

                    (g) Timing of Final Distribution. Subject to the consent of the Liquidating Committee, the Liquidating Agent shall make the Final Distribution when, (i) in the reasonable judgment of the Liquidating Agent there are no sources of potential Available Cash for distribution; and (ii) there remain no Disputed Claims; and (iii) the Liquidating Agent is in a position to make the Final Distribution in accordance with applicable law, but in any event the Liquidating Agent shall make the Final Distribution no later than two (2) years after the Effective Date or as soon thereafter as the Liquidating Agent is in a position to make the Final Distribution in accordance with applicable law. The date on which the Final Distribution is made is referred to as the "Termination Date."

                    (h) Discharge of Liquidating Agent. After making the Final Distribution, the Liquidating Agent shall file in the Bankruptcy Court a final report of distributions, whereupon the Liquidating Agent shall have no further duties under the Plan.

                    (i) Compensation of Liquidating Agent. The compensation of the Liquidating Agent shall be determined by agreement between the Liquidating Agent and the Committee prior to the Confirmation Date and shall be paid by the Liquidating Entity. The Liquidating Agent shall also be entitled to reimbursement of his reasonable expenses.

               8.5 Establishment and Operation of WorldCorp LLC. If WorldCorp LLC is to be the Liquidating Entity under the Plan, the following provisions shall apply.

                    (a) Formation of WorldCorp LLC. WorldCorp LLC shall be formed on the Effective Date pursuant to the LLC Operating Agreement. To the extent necessary or appropriate, the Liquidating Agent and the Debtors shall execute the LLC Operating Agreement. The Liquidating Agent shall thereupon be authorized to take all other steps necessary to complete the formation of WorldCorp LLC.

                    (b) Tax Treatment of Transfer of Assets to WorldCorp LLC. If WorldCorp LLC is the Liquidating Entity under the Plan, then, for all federal income tax purposes, all parties (including, without limitation, the Debtors, the Liquidating Agent, and the holders of membership interests in WorldCorp LLC) shall treat the transfer of assets to WorldCorp LLC in accordance with the terms of the Plan as a transfer by the Debtors to the holders of Allowed Claims in Classes 4 and 5, followed by a transfer by such holders to WorldCorp LLC. If WorldCorp LLC is the Liquidating Entity under the Plan, it shall be deemed not to be the same legal entity as the Debtors, but only the assignee of the Debtors' assets.

                    (c) Membership Interests in WorldCorp LLC. If WorldCorp LLC is the Liquidating Entity under the Plan, then, on the Effective Date, each holder of an Allowed Class 4 Claim or an Allowed Class 5 Claim shall, by operation of the Plan, (i) be admitted to WorldCorp LLC as a member of WorldCorp LLC, (ii) become bound by the LLC Operating Agreement, and (iii) receive an uncertificated membership interest in WorldCorp LLC in the same proportion as the Face Amount of its Allowed Claim bears to the aggregate Face Amount of all Claims in Classes 4 and 5, as adjusted pursuant to Section 8.4(f)(i). Membership interests with respect to Disputed Claims shall be held by the Liquidating Agent in the Disputed Claims Reserve pending allowance or disallowance of such Claims. No other entity, including the Debtors or Debtors in Possession, shall have any interest, legal, beneficial, or otherwise, in WorldCorp LLC or the Reserved Assets or Causes of Action upon their assignment and transfer to WorldCorp LLC. The Liquidating Agent shall maintain a registry of the membership interests in WorldCorp LLC.

                    (d) Non-Transferability of Membership Interests in WorldCorp LLC. If issued, membership interests in WorldCorp LLC will be non-transferable, except with respect to the following transfers: (a) distributions of membership interests in WorldCorp LLC from the Disputed Claims Reserve; (b) transfers under the laws of descent, including transfers from an estate or testamentary trust; (c) transfers between certain designated family members; (d) transfers involving distributions from certain qualifying retirement plans;
                         (e) transfers in which the tax basis of the WorldCorp LLC membership interest in the hands of the transferee is determined in whole or in part with reference to its basis in the hands of the transferor; and (f) "block transfers" as defined in section 1.7704-1(e)(2) of the Treasury Regulations. In the case of transfers described in (b) through (f), the Liquidating Agent shall have the right to receive written notice thirty days prior to the proposed transfer, including all pertinent facts and, if applicable, documents relating to the transfer; to approve or disapprove the transfer and impose any conditions with respect to the transfer that the Liquidating Agent deems necessary or advisable in its sole discretion; to require from the transferor or obtain from counsel to WorldCorp LLC (at the Liquidating Agent's option) an opinion in form and substance satisfactory to the Liquidating Agent that the transfer will not cause WorldCorp LLC to be taxable as a corporation for federal income tax purposes; and to require the transferor to reimburse WorldCorp LLC for any expenses incurred in connection with the proposed transfer, whether or not approved. Any transfer not approved by the Liquidating Agent pursuant to these procedures will be null and void.

                    (e) Termination of WorldCorp LLC. As promptly as possible after the Final Distribution, the Liquidating Agent shall wind up the affairs of WorldCorp LLC, file final tax returns, arrange for storage of its records for a period of not less than three years, and dissolve it pursuant to applicable law.

               8.6 Wind-Up and Dissolution of WorldCorp and Acquisition. The Liquidating Agent shall be responsible for winding up the affairs of WorldCorp and Acquisition after the Effective Date, including but not limited to preparing and filing final tax returns for the Debtors, paying any franchise taxes and other fees that are due in connection with the dissolution of the Debtors, filing dissolution documents pursuant to Del. Code Ann. tit. 8, ss. 303 and taking any other actions that are necessary to wind up the Debtors' affairs. If WorldCorp LLC is the Liquidating Entity under the Plan, the Liquidating Agent shall complete such wind-up and file such dissolution documents as promptly as possible after the Effective Date. If the Debtors are the Liquidating Entity under the Plan, the Liquidating Agent shall file such dissolution documents promptly after the Liquidating Agent makes the Final Distribution. The costs and expenses of completing the wind-up and dissolution of the Debtors shall be paid by the Liquidating Entity.

               8.7  Operation of the Disputed Claims Reserve.

                    (a) General. The Liquidating Agent shall set aside, segregate and hold in escrow for the benefit of holders of Disputed Claims, the property included in the Disputed Claims Reserve, including any membership interests in WorldCorp LLC (and any cash distributable on account thereof) deposited in the Disputed Claims Reserve pursuant to Section 8.5(c).

                    (b) Distributions After Allowance of Disputed Claims. Payments and distributions from the Disputed Claims Reserve to each holder of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, will be made in accordance with provisions of the Plan that govern the Class of Claims to which such Claim belongs. Promptly after the date when the order or judgment of the Bankruptcy Court allowing all or part of such Claim becomes a Final Order, the Liquidating Agent will distribute to the holder of such Claim any Cash and other property in the Disputed Claims Reserve that would have been distributed on the Effective Date had such Allowed Claim been an Allowed Claim on the Effective Date. To the extent that the holder of such Claim would have received a membership interest in WorldCorp LLC had such Claim been an Allowed Claim as of the Effective Date, (i) such holder shall be admitted to the LLC as a member; (ii) such holder shall become bound by the LLC Operating Agreement; and (iii) the Liquidating Agent shall distribute to the holder of such Allowed Claim the uncertificated membership interests in WorldCorp LLC to which such holder would have been entitled under the Plan had such claim been allowed as of the Effective Date, together with any cash and earnings attributable thereto, after reduction for all costs and expenses attributable to such membership interest, cash and earnings (including without limitation, attorneys' fees and any taxes imposed on the Disputed Claims Reserve).

                    (c) Additions to Disputed Claims Reserve. The Liquidating Agent will add to the Disputed Claims Reserve any dividends, payments or other distributions made on account of, as well as any obligations arising from, the property withheld as the Disputed Claims Reserve, to the extent that such property continues to be withheld as the Disputed Claims Reserve at the time such distributions are made or such obligations arise. If practicable, the Liquidating Agent will invest any Cash that is withheld in the Disputed Claims Reserve. Nothing in the Plan or Disclosure Statement will be deemed to entitle the holder of a Disputed Claim to post-petition interest on such Claim.

                    (d) Distribution of Amounts Reserved for Disallowed Claims. To the extent a Disputed Claim is disallowed, the amount reserved for that claim (including, if applicable, membership interests in WorldCorp LLC) will be paid out to other creditors on a Pro Rata basis, provided however that the Liquidating Agent will not be required to make de minimus distributions from the Disputed Claims Reserve.

                    (e) Payment of Tax Attributable to Taxable Income of WorldCorp LLC. In the event, and to the extent, the Disputed Claims Reserve has insufficient funds to pay taxes attributable to any membership interests held therein, the necessary funds to pay such taxes shall be advanced to the Disputed Claims Reserve by the
                         Liquidating Entity and the Disputed Claims Reserve shall reimburse the Liquidating Entity therefore from future distributions and disbursements to or for the benefit of the Disputed Claims Reserve.

                    (f) Tax Treatment of Disputed Claims Reserve. Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Agent of a private letter ruling if the Liquidating Agent so requests one, or receipt of an adverse determination on audit if not contested by the Liquidating Agent), the Liquidating Agent shall (i) treat the Disputed Claims Reserve (A) if the Liquidating Entity is WorldCorp LLC, as a discrete trust for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim, in accordance with the trust provisions of the Code, or
                         (B) if the Liquidating Entity is the Debtors, as a grantor trust for federal income tax purposes, of which the Debtors are the grantors, in accordance with the grantor trust provisions of the Code; and (ii) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. All holders of Allowed and Disputed Claims shall report, for tax purposes, consistently with the foregoing.

               8.8 The Administrative Claims Reserve. If the aggregate amount of Allowed Administrative Claims exceeds the amount of the Administrative Claims Reserve, the Liquidating Agent shall satisfy the excess Allowed Administrative Claims from other assets of the Liquidating Entity before making any further distributions with respect to Allowed Claims. If excess funds remain in the Administrative Claims Reserve after all Allowed Administrative Claims have been paid, such excess funds shall be distributed as part of the Final Distribution.

               8.9 The Unclaimed Distributions Reserve. Unclaimed Distributions to holders of Allowed Class 3 Senior Notes Claims or holders of Allowed Class 4 Debentures claims shall be retained and administered by the Senior Notes Trustee or the Debenture Trustee, as applicable. Unclaimed Distributions to holders of other claims shall be held by the Liquidating Agent in the Unclaimed Distributions Reserve. If the Creditor to whom an Unclaimed Distribution was payable makes a claim for such distribution before the Termination Date, the Senior Notes Trustee, Debenture Trustee, or Liquidating Agent, as
                    applicable, shall deliver such Unclaimed Distribution to such Creditor upon proof of such Creditor's entitlement thereto. Unclaimed Distributions that remain unclaimed as of the Termination Date shall be redistributed to other creditors in the same Class as part of the Final Distribution, and the Creditors originally entitled to receive such Unclaimed Distributions shall have no further right thereto.

               8.10 Miscellaneous Implementation Provisions.

                    (a) Reports of Distributions by the Liquidating Entity. Every 90 days after the Effective Date, the Liquidating Agent shall file with the Court a report detailing the calculation of Available Cash for the immediately preceding ninety day period (including a summary of costs incurred pursuant to Section 8.4 of the Plan and, if applicable, the WorldCorp LLC Operating Agreement, any receipts of the Liquidating Entity, and a summary of disbursements from, or increases in the amount of, any Reserve). The report shall also detail the number of hours the Liquidating Agent has devoted to the operation and management of the Liquidating Entity during the immediately preceding 90-day period, provide a summary of the duties and operations so performed, and be accompanied by copies of receipts for any expense in excess of one hundred dollars ($100.00) for which the Liquidating Agent is reimbursed by the Liquidating Entity.

                    (b) Preservation of Pending Debtor Claims. In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in the Plan, the Liquidating Entity shall retain all Pending Debtor Claims against any entity. Subject to the consent of the Liquidating Committee, the Liquidating Agent, in the exercise of its business judgment, will determine whether to pursue such Pending Debtor Claims in accordance with the best interests of the beneficiaries of the Liquidating Entity. All Causes of Action and Avoidance Claims that the Debtors may have against any Person as of the Effective Date that are not Pending Debtor Claims shall be deemed waived and released as of the Effective Date.

                    (c) Substantial Contribution Compensation and Expenses Bar Date. Any person or entity who requests compensation or expense reimbursement pursuant to section 503(b)(3),
                         (4), and (5) of the Bankruptcy Code for making a substantial contribution in the Chapter 11 Case must file an application with the Clerk of the Bankruptcy Court, and serve such application on counsel for the Debtors and as otherwise required by the Bankruptcy Court and the Bankruptcy Code so as to be received by the earlier of (i) 30 days after the Confirmation Date or (ii) five (5) days before the Effective Date. Claims for substantial contribution that are not filed and served within the foregoing limitations period shall be forever barred. Timely filed claims for substantial contribution that have not been Allowed or Disallowed as of the Effective Date shall be included in calculating the Administrative Claims Reserve.

                    (d)  Investments  by  the  Liquidating  Agent.  Except  with respect to Airways Shares held by the Liquidating Entity under the Plan or securities received in exchange for or with respect to such shares, the investment power of the Liquidating Agent shall be limited to investments in cash, money market funds and treasury bills.

                    (e) Cancellation of Existing Securities and Agreements. On the Effective Date, except as otherwise provided for herein, (i) the Existing Securities and any other security, note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, shall be canceled, and (ii) the obligations of, and/or Claims against, the Debtors under, relating or pertaining to any agreements, indentures or certificates of designations governing the Existing Securities; any other security, note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, as the case may be; and intercompany debts shall be released and discharged. As of the Effective Date, the Senior Notes Trustee and the Debenture Trustee shall be released from their obligations under the Senior Notes Indenture and the Debenture Indenture, respectively, except for their obligations to deliver to holders of Allowed Class 3 Senior Notes Claims and Allowed Class 4 Debenture Claims the distributions made under the Plan.

                    (f) Exclusivity Period. The Debtors, with the consent of the Committee, which shall not be unreasonably withheld, shall retain the exclusive right to amend or modify the Plan and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Effective Date.

                    (g) Effectuating Documents; Further Transactions. The Chairman of the Board of Directors, the Chief Executive Officer, any other executive officer of either of the Debtors, and the Liquidating Agent shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or Assistant Secretary of either of the Debtors, or the Liquidating Agent shall be authorized to certify or attest to any of the foregoing actions.

               8.11 Tax Reporting

                    (a) Tax Returns and Reports. The Liquidating Agent shall be responsible for filing tax returns on behalf of the Liquidating Entity.

                    (b) Tax Treatment of WorldCorp LLC. If WorldCorp LLC is formed to be the Liquidating Entity under the Plan, the following provisions shall be applicable.

                    (i) Partnership Tax Status. WorldCorp LLC shall be treated as a partnership for federal tax purposes and, to the extent permitted under applicable law, for state and local income tax purposes. The Liquidating Agent shall be responsible for distributing information statements to the holders of the membership interests in WorldCorp LLC, setting forth each member's allocable share of the income, loss, deduction or credit of WorldCorp LLC.

                    (ii) Allocation  of  WorldCorp  LLC  Taxable  Income,  Loss,
                         Deductions and Credits. For federal income tax purposes, WorldCorp LLC's taxable income, loss, deductions and credits shall be allocated among the members of WorldCorp LLC in a manner consistent with applicable Treasury Regulations taking into account each holder's relative economic interest in WorldCorp LLC. Each holder of a membership interest in WorldCorp LLC will be required to take into account the holder's allocable share of the income, loss deduction or credit of WorldCorp LLC in determining the holder's taxable income for federal income tax purposes.

                    (c) Other Reports. The Liquidating Agent shall file (or cause to be filed) any other statements, returns or disclosures relating to the Liquidating Entity that are required by any governmental unit or applicable law.

                    (d) Expedited Tax Determinations. The Liquidating Agent is authorized to request an expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed for or on behalf of the Liquidating Entity for all taxable periods through the termination of the Liquidating Entity.

                    (e) Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan or the making or delivery of any deed or other instrument or transfer under, in furtherance of, or in connection with the Plan, including without express or implied limitation, any transfers to or by the
                         Liquidating Entity shall not be subject to any transfer, sales or other similar tax.

                                   ARTICLE IX

                               EXECUTORY CONTRACTS

               9.1 Rejection of All Contracts. As of the Confirmation Date, all executory contracts and unexpired leases of the Debtors not previously assumed or rejected shall be deemed rejected.

               9.2 Effect of Rejection. Claims arising from rejection of executory contracts or unexpired leases not previously assumed shall be included in Class 5. Holders of such Claims shall have ten (10) days after the Confirmation Date to file proofs of such Claims. Copies of all such proofs of Claim must be served on the Liquidating Agent and the Liquidating Committee. Any such proofs of Claim not filed and served within ten (10) days after the Confirmation Date shall be forever barred. The time period to object to such Claims for purposes of Section 9.1 of the Plan shall be 30 days from the date such Claim is filed.


                                    ARTICLE X

                            ALLOWANCE AND PAYMENT OF
                          CERTAIN ADMINISTRATIVE CLAIMS

               10.1 Professional Claims.

                    (a) On the Effective Date, the Liquidating Agent shall reserve Cash for payment of all billed but unpaid fees and expenses of Professionals (including estimated fees and expenses through the Effective Date) pending allowance by the Bankruptcy Court. The Professionals shall estimate fees and expenses due for periods that have not been billed as of the Effective Date and the Liquidating Agent shall reserve an amount equal to such estimate.

                    (b) Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate.

                    (c) All final requests for payment of Professional Claims must be filed no later than thirty (30) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court and paid by the Liquidating Entity out of the Reserved Assets.

               10.2 Other Administrative Fees. All other requests for payment of an Administrative Claim must be filed with the Bankruptcy Court and served on counsel for the Debtors so as to be received by the earlier of (a) 30 days after the Confirmation Date or (b) five (5) days before the Effective Date. Timely filed requests for payment of Administrative Claims that have not been Allowed or Disallowed as of the Effective Date shall be included in calculating the Administrative Claims Reserve. Unless the Debtors or Liquidating Agent objects to an Administrative Claim within thirty (30) days after receipt, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors or the Liquidating Agent objects to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, (i) no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by the Debtors in the ordinary course of business; and (ii) all requests for payment of Professional Claims and requests for compensation or expense reimbursement pursuant to section 503(b)(3), (4), and (5) of the Bankruptcy Code for making a substantial contribution in the Chapter 11 Case shall be subject to review and allowance or disallowance by the Bankruptcy Court.

                                   ARTICLE XI

                   EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

               11.1 Compromises  and  Settlements.  Pursuant to Bankruptcy  Rule
                    9019(a), the Debtors may compromise and settle various Claims (a) against them and (b) that they have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and Pending Claims that they may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Liquidating Agent.

               11.2 Release of Claims Against Officers,  Directors,  Etc.. As of
                    the Effective Date, each present or former officer, director, employee, professional, agent, or representative of the Debtors or the Liquidating Agent shall be deemed to have been released and discharged from any and all claims and/or Causes of Action arising out of or based upon their service in any such capacity or any transaction, event, circumstance or other matter involving or relating to the Debtors that occurred on or before the Effective Date; provided, however, that nothing in this section shall be deemed to (a) release (i) any such person from liability for acts or omissions that are the result of fraud, gross negligence, willful misconduct, or willful violation of the securities laws or the Internal Revenue Code; (ii) any Pending Claim the Debtors and/or the Liquidating Agent may have under Chapter 5 of the Bankruptcy Code; or (iii) the Claims, if any, of the United States; (b) prevent the Debtors or the Liquidating Agent from objecting to the Claim of any such person; or (c) preclude police, federal tax, or regulatory agencies from fulfilling their statutory duties. Holders of Claims or Interests shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover any claims and/or Causes of Action released and discharged pursuant to this Section; provided, however, that the injunction provided for in this section shall not (x) bar actions based upon liability for acts or omissions that are the result of fraud, gross negligence, willful misconduct or willful violation of the securities laws or the Internal Revenue Code; (y) preclude police, federal tax, or regulatory authorities from fulfilling their statutory duties; or (z) bar the Claims, if any, of the United States.

               11.3 Setoffs.  The Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against the holder of such Claim; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim that the Debtors may have against such holder. After the Effective Date, such right shall pass to the Liquidating Agent.

               11.4 Satisfaction of Subordination Rights. All Claims against the
                    Debtors and all rights and claims between or among holders of Claims relating in any manner whatsoever to Claims against the Debtors based upon any claimed subordination rights (if any), shall be deemed satisfied by the distributions under the Plan to holders of Claims having such subordination rights, and such subordination rights shall be deemed waived, released, discharged and terminated as of the Effective Date. Distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment or like legal process by any holder of a Claim by reason of any claimed subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

               11.5 Exculpation and Limitation of Liability.

                    (a) Except as otherwise specifically provided in this Plan, the Debtors, WorldCorp LLC, the Creditors' Committee, the Liquidating Agent, any of such parties' respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers or agents in their capacities as such and any of such parties' successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action or liability to one another or to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of the Debtors' Chapter 11 cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that nothing in this section shall be deemed to release any such person from liability for acts or omissions that are the result of fraud, gross negligence, willful misconduct, or willful violation of the securities laws or the Internal Revenue Code.

                    (b) Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Liquidating Agent, or the Creditors' Committee, or any of such parties' respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers or agents in their capacities as such or such parties' successors and assigns, for any act or omission in connection with, relating to or arising out of the Chapter 11 cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan; provided, however, that nothing in this section shall be deemed to release any such person from liability for acts or omissions that are the result of fraud, gross negligence, willful misconduct, or willful violation of the securities laws or the Internal Revenue Code.

               11.6 Indemnification  Obligation.  In satisfaction and compromise of the Indemnitees' Indemnification Rights, all Indemnification Rights except those based upon any act or omission arising out of or relating to any Indemnitee's service with, for or on behalf of the Debtors on or after the Petition Date (the "Post-Petition Indemnification Rights") shall be released and discharged on and as of the Effective Date, provided that the Post-Petition Indemnification Rights shall remain in full force and effect on and after the Effective Date as rights against the Liquidating Entity and shall not be modified, reduced, discharged or otherwise affected in any way by the Chapter 11 cases, except as specifically provided in the Plan. All claims against the Liquidating Entity with respect to Post-Petition Indemnification Rights must be asserted in writing to the Liquidating Agent at least five (5) business days prior to the Final Effective Date or be forever barred. If any such claims are timely asserted, the Final Distribution shall not occur until all such timely asserted claims have been paid in full or disallowed pursuant to an order of the Bankruptcy Court.

               11.7 Modification  of  Releases.  If and to the  extent  that the
                    Bankruptcy Court concludes that the inclusion in the Plan of any portion of the foregoing releases would prevent confirmation, then the Debtors reserve the right to amend the Plan so as to give effect as much as possible to the foregoing releases, or to delete them.


                                   ARTICLE XII

                              CONDITIONS PRECEDENT

               12.1 Conditions to  Consummation.  The  following are  conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section
                    12.2 of the Plan:

                    (a) The Confirmation Order shall have been entered by the Bankruptcy Court and shall be a Final Order, and no request for revocation of the Confirmation Order under
                         Section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending, provided that, if an appeal of the Confirmation Order or any other such order is filed but no stay is granted in connection with the appeal, the Debtors or the
                         Committee, with the consent of the other or the approval of the Bankruptcy Court, may elect to permit the Effective Date to occur notwithstanding the pendency of appeal.

                    (b) The Confirmation Order shall be in a form and substance acceptable to the Debtors and the Committee and shall, among other things, provide that:

                    (i) provisions of the Confirmation Order are non-severable and mutually dependent;

                    (ii) all  transfers  of  property  by  the  Debtors  (A)  to
                         WorldCorp LLC, if any, (1) are or shall be legal, valid, and effective transfers of property, (2) vest or shall vest WorldCorp LLC with good title to such property free and clear of all liens, charges, claims, encumbrances or interests, except as expressly provided in the Plan or Confirmation Order, (3) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable nonbankruptcy law, and (4) do not and shall not subject the Liquidating Agent or
                         holders  of  Claims,   Interests  or  property  to  any
                         liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability, and (B) to holders of Claims and Interests under the Plan are for good consideration and value.

                    (c) The Bankruptcy Court shall have entered orders (i) granting or denying any motion filed by the Debtors for authority to sell Airways Shares pursuant to Section 363 of the Bankruptcy Code, and (ii) Allowing or
                         Disallowing any Disputed Claims. Any motion to sell Airways Shares will be subject to higher and better offers from competing bidders. In the event of a disagreement between the Debtors and the Committee as to which bid represents the highest and best offer for the Airways Shares, the Committee's decision will control.

               12.2 Waiver of Conditions to  Consummation.  The  conditions  set forth in Section 12.1 of the Plan may be waived, if legally waivable, by the Debtors, with the consent of the Committee, which shall not be unreasonably withheld, without any notice to parties in interest or the Bankruptcy Court and without a hearing. The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

                    (a) Early Payment of Senior Notes Claims. If the Effective Date has not occurred within 10 days after the Confirmation Order is entered, then, subject to Bankruptcy Court approval in the Confirmation Order, and provided the Confirmation Order is then in effect and has not been stayed, on the first Business Day after the tenth day after the Confirmation Order is entered, the Liquidating Agent shall make the Initial Distribution to holders of Allowed Class 3 Senior Notes Claims. If the Bankruptcy Court declines to approve a distribution to holders of Class 3 Senior Notes Claims before the Plan becomes effective, the Initial Distribution to holders of Allowed Class 3 Senior Notes Claims will occur on the Effective Date or as promptly thereafter as practicable.

                    (b) If the condition in Section 12.1(c) has not been satisfied by April 27, 2000, such condition shall be automatically waived unless otherwise requested in writing by the Committee.


                                  ARTICLE XIII

                            RETENTION OF JURISDICTION

                  Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, among other things, the following matters:

                    13.1 to  hear  and   determine   pending   motions  for  the
                         assumption or rejection of executory contracts or unexpired leases or the assumption and assignment, as the case may be, of executory contracts or unexpired leases to which either Debtor is a party or with respect to which either Debtor may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid to the holders of such Claims;

                    13.2 to determine any and all pending adversary proceedings, applications and contested matters;

                    13.3 to ensure  that  distributions  to  holders  of Allowed
                         Claims are accomplished as provided herein;

                    13.4 to hear and determine motions for approval of the terms of sale of assets by the Liquidating Agent;

                    13.5 to hear and  determine  any and all  objections  to the allowance or estimation of Claims filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and to allow or disallow any Claim, in whole or in part;

                    13.6 to  enter  and   implement   such   orders  as  may  be
                         appropriate if the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                    13.7 to issue orders in aid of execution,  implementation or consummation of the Plan;

                    13.8 to consider any  modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                    13.9 to hear and determine all applications for allowance of
                         Professional Claims and all other applications for compensation or reimbursement of expenses under the Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code;

                   13.10 to  determine   requests  for  the  payment  of  Claims
                         entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;

                   13.11 to hear and  determine  disputes  arising in connection with the interpretation, implementation or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with this Plan;

                   13.12 to  hear  and   determine   all   suits  or   adversary
                         proceedings to recover assets of the Debtors and property of the Estates, wherever located;

                   13.13 to hear and determine matters  concerning state,  local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

                    13.14to hear and  determine all other  disputes  arising out of or related to the Chapter 11 Cases, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

                    13.15to hear any  other  matter  not  inconsistent  with the
                         Bankruptcy Code; and

                    13.16 to enter a final decree closing the Chapter 11 Cases.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

                    14.1 Binding  Effect.  Subject to  satisfaction or waiver of the conditions precedent specified in Article XII, the Plan shall be binding upon and inure to the benefit of the Debtors, the Liquidating Agent, all present and former holders of Claims, all present and former holders of Interests, all other parties in interest and their respective successors and assigns.

                    14.2 Modification  and  Amendments.  The  Debtors,  with the consent of the Committee, which shall not be unreasonably withheld, may alter, amend or modify the Plan in accordance with section 1127(a) of the Bankruptcy Code at any time. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors, with the consent of the Committee, which shall not be unreasonably withheld, may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan, so long as such proceedings do not materially adversely affect the treatment of holders of Claims or holders of Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

                    14.3 Withholding and Reporting  Requirements.  In connection with the Plan and all instruments issued in connection therewith and distributions thereunder, the Debtors, the Liquidating Entity and the Liquidating Agent shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

                    14.4 Committee.  As of the Effective Date, the duties of the
                         Creditors'  Committee  shall  terminate,   except  with
                         respect to applications for Professional Claims.

                    14.5 Revocation, Withdrawal or Non-Consummation.

                    (a) The Debtors, with the consent of the Committee, shall have the right to revoke or withdraw the Plan at any time prior to the Effective Date.

                    (b) If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), the assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against the Debtor or any other Person, to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor or to constitute an admission of any sort by the Debtor or any other Person.

               14.6 Notices.  Any notice  required or  permitted  to be provided under the Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

                  If to the Debtors:

                  WorldCorp, Inc.
                  WorldCorp Acquisition Corp.
                  444 Madison Avenue
                  Suite 703
                  New York, NY  10222
                  Attention:  Mark M. Feldman, President

                  with copies to:

                  Wilmer, Cutler & Pickering
                  2445 M Street, NW
                  Washington, D.C.  20037-1420
                  Attention:  Duane D. Morse, Esq.
                              H. Colby Lane, Esq.

                  and

                  Young Conaway Stargatt & Taylor
                  1100 North Market Street, 11th Floor
                  Wilmington, DE  19801
                  Attention:  James L. Patton, Jr., Esq.
                              Brendan L. Shannon, Esq.

                  If to the Liquidating Agent:

                  W. Joseph Dryer
                  5068 West Plano Parkway
                  Suite 345
                  Plano, TX  75093

                  If to the Liquidating Committee:

                  Wilbur L. Ross, Jr.
                  Rothschild, Inc.
                  1251 Avenue of the Americas
                  51st Floor
                  New York, NY  10020

                  Gordon McCormick
                  M. J. Whitman, Inc.
                  767 Third Avenue
                  New York, NY  10017

                  Thomas Siering
                  EBF & Associates
                  601 Carlson Parkway
                  Suite 200
                  Minnetonka, MN  55305


          14.7 Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date.

          14.8 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated in any agreement, the laws of the State of Delaware shall govern the construction and implementation of the Plan, any agreements, documents and instruments executed in connection with the Plan, and corporate governance matters.

                                Respectfully submitted,

                                WORLDCORP, INC., AND WORLDCORP ACQUISITION CORP. As Debtors and Debtors-in-Possession

                                    By:          /s/
                                    Name:    Mark M. Feldman
                                    Its:     President and CEO


                  WILMER, CUTLER & PICKERING
                  2445 M Street, NW
                  Washington, D.C.  20037-1420
                           Duane D. Morse
                           H. Colby Lane

                                    - and -

                  YOUNG CONAWAY STARGATT & TAYLOR 1100 North Market Street, 11th Floor Wilmington, DE 19801
                           James L. Patton, Jr.
                           Brendan L. Shannon


                  By:               /s/

                  Attorneys for WORLDCORP, INC. AND WORLDCORP ACQUISITION CORP. as Debtors and Debtors-in-Possession


                  Dated as of March 14, 2000